Exhibit 10.12

UNITED SECURITY BANCSHARES, INC.

2013 INCENTIVE PLAN

NONQUALIFIED STOCK OPTION AGREEMENT

(Three-Year Vesting)

This Nonqualified Stock Option Agreement (this “Agreement”) is made and entered into as of the Grant Date (defined below) by and between UNITED SECURITY BANCSHARES, INC., a Delaware corporation (the “Company”) and _______________________ (the “Participant”).

Grant Date:  February 24, 2016

Exercise Price (per share):  $8.30

Number of Option Shares:

Expiration Date:  February 24, 2026

1.Grant of Option.

1.1Grant; Type of Option. The Company hereby grants to the Participant an option (the “Option”) to purchase the total number of shares of Common Stock of the Company equal to the Number of Option Shares set forth above, at the Exercise Price set forth above. The Option is granted pursuant to the terms of the United Security Bancshares, Inc. 2013 Incentive Plan (the “Plan”). The Option is intended to be a Nonqualified Stock Option and not an Incentive Stock Option within the meaning of Section 422 of the Internal Revenue Code.

1.2Subject to Plan. The grant of the Option is subject to the terms and conditions of the Plan. Capitalized terms used but not defined herein shall have the meaning ascribed to them in the Plan.

2.Exercise Period; Vesting.

2.1Vesting Schedule. Subject to Section 3 of this Agreement, the Option shall ratably vest in equal installments over a three-year period commencing on the Grant Date, such that one-third of the Option shall vest on each of the first three anniversaries of the Grant Date; provided, however, that if the Number of Option Shares is not evenly divisible by three, then on each anniversary of the Grant Date, the Number of Option Shares with respect to which the Option vests shall be rounded down to the nearest whole number of Option Shares, and any fraction of an Option Share previously rounded down shall vest of the third anniversary of the Grant Date. Notwithstanding anything in this Agreement to the contrary, the Committee may, in its sole discretion, accelerate the time at which the Option may first be exercised or the time during which an Award or any part thereof shall vest.  Any unvested portion of the Option shall not be exercisable on or after the Participant’s termination of Continuous Service.

2.2Expiration. The Option shall expire on the Expiration Date set forth above, or earlier as provided in this Agreement or the Plan.

3.Termination of Continuous Service.

3.1Termination for Reasons Other Than Disability, Death or Retirement. If the Participant’s Continuous Service is terminated for any reason other than Disability, death or retirement, then the Participant may exercise the vested portion of the Option, but only within such period of time ending on the earlier of (a) the date three months following the termination of the Participant’s Continuous Service or (b) the Expiration Date; provided, however, that if the Participant’s Continuous Service is terminated for Cause, the Option (whether vested or unvested) shall immediately terminate and cease to be exercisable.

3.2Termination Due to Disability. If the Participant’s Continuous Service terminates as a result of the Participant’s Disability, then any unvested portion of the Option shall become fully vested on the date of termination, and the Participant (or, in the event that the Disability is caused by the Participant’s incapacity, the Participant’s personal representative) may exercise the vested Option at any time prior to the Expiration Date.

3.3Termination Due to Death. If the Participant’s Continuous Service terminates as a result of the Participant’s death, then any unvested portion of the Option shall become fully vested on the date of death, and the vested Option may be exercised by the Participant’s estate, by a person who acquired the right to exercise the Option by bequest or inheritance or by the person designated pursuant to Section 6 hereof to exercise the Option upon the Participant’s death at any time prior to the Expiration Date.

3.4Termination Due to Retirement.  If the Participant’s Continuous Service terminates as a result of the Participant’s retirement, then any unvested portion of the Option shall become fully vested on the date of retirement, and the Participant may exercise the vested Option at any time prior to the Expiration Date.  For purposes of this Agreement, “retirement” shall mean the termination of Participant’s Continuous Service upon termination of employment at age 65 or later in accordance with the policies of the Company.

3.5Extension of Termination Date. If, following the Participant’s termination of Continuous Service for any reason, the exercise of the Option is prohibited because the exercise of the Option would violate the registration requirements under the Securities Act or any other state or federal securities law or the rules of any securities exchange or interdealer quotation system, then the Option shall terminate on the earlier of (a) the Expiration Date or (b) the expiration of a period after termination of the Participant’s Continuous Service that is thirty (30) days after the end of the period during which the exercise of the Option would be in violation of such registration or other securities law requirements.

4.Manner of Exercise.

4.1Election to Exercise. To exercise the Option, the Participant (or, in the case of exercise after the Participant’s death or incapacity, the Participant’s executor, administrator, heir, legatee or personal representative, as the case may be) must deliver to the Company an executed stock option exercise agreement in such form as is approved by the Committee from time to time (the “Exercise Agreement”), which shall set forth, inter alia:

(a)the Participant’s election to exercise the Option;

(b)the number of shares of Common Stock being purchased;

(c)any restrictions imposed on the shares; and

(d)any representations, warranties and agreements regarding the Participant’s investment intent and access to information as may be required by the Company to comply with applicable securities laws.

If someone other than the Participant exercises the Option, then such person must submit documentation reasonably acceptable to the Company verifying that such person has the legal right to exercise the Option.

4.2Payment of Exercise Price. The entire Exercise Price of the Option shall be payable in full at the time of exercise to the extent permitted by applicable statutes and regulations, either:

(a)in cash or by certified or bank check at the time the Option is exercised; or

(b)upon the following terms, if approved by the Committee in its discretion:

(i)

by delivery to the Company of other shares of Common Stock, held by the Participant for at least six (6) months (or such longer or shorter period of time required to avoid a charge to earnings for financial accounting purposes) and duly endorsed for transfer to the Company, with a Fair Market Value on the date of delivery equal to the Exercise Price (or portion thereof) due for the number of shares being acquired, or by means of attestation whereby the Participant identifies for delivery specific shares of Common Stock that the Participant has held for more than six (6) months (or such longer or shorter period of time required to avoid a charge to earnings for financial accounting purposes) and that have an aggregate Fair Market Value on the date of attestation equal to the Exercise Price (or portion thereof) and receives a number of shares of Common Stock equal to the difference between the number of shares thereby purchased and the number of identified attestation shares of Common Stock (a “Stock for Stock Exchange”);

(ii)	through a “cashless exercise program” established with a broker;
(iii)	by a reduction in the number of shares of Common Stock otherwise deliverable upon exercise of such Option with a Fair Market Value equal to the aggregate Exercise Price at the time of exercise;
(iv)	by any combination of the foregoing methods; or
(v)	in any other form of legal consideration that may be acceptable to the Committee.

4.3Withholding. Prior to the issuance of shares upon the exercise of the Option, the Participant must make arrangements satisfactory to the Company to pay or provide for any applicable federal, state and local withholding obligations of the Company. The Participant may satisfy any federal, state or local tax withholding obligation relating to the exercise of the Option by any of the following means:

(a)tendering a cash payment;

(b)authorizing the Company to withhold shares of Common Stock from the shares of Common Stock otherwise issuable to the Participant as a result of the exercise of the Option; provided, however, that no shares of Common Stock are withheld with a value exceeding the minimum amount of tax required to be withheld by law; or

(c)delivering to the Company previously owned and unencumbered shares of Common Stock.

In addition, the Company has the right to withhold any amounts described in this Section from any compensation paid to the Participant, subject to Section 409A of the Code.

4.4Issuance of Shares. Provided that the Exercise Agreement and payment are in form and substance satisfactory to the Company, the Company shall within a reasonable time thereafter issue the shares of Common Stock registered in the name of the Participant, the Participant’s authorized assignee, or the Participant’s legal representative, and shall deliver certificates representing the shares with the appropriate legends affixed thereto, or otherwise cause the shares of Common Stock registered in the name of the Participant to be recorded in the Company’s book-entry system maintained by the Company’s transfer agent. No fractional shares of Common Stock shall be issued or delivered pursuant to the exercise of the Option. The Committee shall determine whether cash, additional Awards or other securities or property shall be issued or paid in lieu of fractional shares of Common Stock or whether any fractional shares should be rounded, forfeited or otherwise eliminated.

5.No Right to Continued Employment; No Rights as Shareholder. Neither the Plan nor this Agreement shall confer upon the Participant any right to be retained in any position, including as an Employee, Consultant or Director of the Company or any Affiliate of the Company. Further, nothing in the Plan or this Agreement shall be construed to limit the discretion of the Company to terminate the Participant’s Continuous Service at any time, with or without Cause. The Participant shall not have any rights as a shareholder with respect to any shares of Common Stock subject to the Option prior to the date of exercise of the Option, including, but not limited to, with respect to any dividends or other distributions for which the record date is prior to the date on which the Option is exercised.

6.Transferability. Except as otherwise provided in this Agreement or the Plan, the Option is not transferable by the Participant other than by will or by applicable laws of descent and distribution and, during the lifetime of the Participant, shall be exercisable only by the Participant. No assignment or transfer of the Option, or the rights represented thereby, whether voluntary or involuntary, by operation of law or otherwise (except as otherwise provided in this Agreement or the Plan) shall vest in the assignee or transferee any interest or right herein whatsoever, but immediately upon such assignment or transfer, the Option shall terminate and become of no further effect. Notwithstanding the foregoing, an Option may, in the sole discretion of the Committee, be transferrable to a Permitted Transferee upon written approval by the Committee. In addition, the Participant may, by delivering written notice to the Company in a form satisfactory to the Company, designate a third party who, in the event of the death of the Participant, shall thereafter be entitled to exercise the Option.

7.Change in Control.

7.1Acceleration of Vesting. In the event of a Change in Control, notwithstanding any provision of the Plan or this Agreement to the contrary, the Option shall become immediately vested and exercisable with respect to 100% of the shares subject to the Option. To the extent practicable, such acceleration of vesting and exercisability shall occur in a manner and at a time which allows the Participant the ability to participate in the Change in Control with respect to the shares of Common Stock received.

7.2Cash-out.  In the event of a Change in Control, the Committee may, in its discretion and upon at least ten (10) days’ advance notice to the Participant, cancel the Option and pay to the Participant (in cash, stock or any combination thereof) the value of the Option based on the price per share of Common Stock received or to be received by other shareholders of the Company in the transaction, subject to Section 409A of the Code. Notwithstanding the foregoing, if at the time of a Change in Control the Exercise Price of the Option equals or exceeds the price paid for a share of Common Stock in connection with the Change in Control, the Committee may cancel the Option without the payment of consideration therefor.

8.Adjustments. The shares of Common Stock subject to the Option may be adjusted or terminated in any manner as contemplated by Section 11 of the Plan. The Company shall give each Participant notice of any such adjustment, and, upon notice, such adjustment shall be conclusive and binding for all purposes.

9.Tax Liability. Notwithstanding any action the Company takes with respect to any or all income tax, social insurance, payroll tax, or other tax-related withholding (“Tax-Related Items”), the ultimate liability for all Tax-Related Items is and remains the Participant’s responsibility and the Company (a) makes no representation or undertakings regarding the treatment of any Tax-Related Items in connection with the grant, vesting, or exercise of the Option or the subsequent sale of any shares acquired on exercise; and (b) does not commit to structure the Option to reduce or eliminate the Participant’s liability for Tax-Related Items.

10.Compliance with Law. The exercise of the Option and the issuance and transfer of shares of Common Stock shall be subject to compliance by the Company and the Participant with all applicable requirements of federal and state banking and securities laws and with all applicable requirements of any stock exchange on which the Company’s shares of Common Stock may be listed. No shares of Common Stock shall be issued pursuant to this Option unless and until any then-applicable requirements of state or federal laws and regulatory agencies have been fully complied with to the satisfaction of the Company and its counsel. Further, the Company may require the Participant to execute and deliver to the Company a letter of investment intent in such form and containing such provisions as the Committee may require prior to Participant’s purchase of any Common Stock pursuant to an Option. The Participant understands that the Company is under no obligation to register the shares of Common Stock with the Securities and Exchange Commission, any state securities commission or any stock exchange to effect such compliance. If, after reasonable efforts, the Company is unable to obtain from any regulatory commission or agency the authority that counsel for the Company deems necessary for the lawful issuance and sale of Common Stock under the Plan, then the Company shall be relieved from any liability for failure to issue and sell such Common Stock upon exercise of any Option unless and until such authority is obtained.

11.Notices. Any notice required to be delivered to the Company under this Agreement shall be in writing and addressed to the Secretary of the Company at the following address:

United Security Bancshares, Inc.

c/o Secretary

131 West Front Street

P.O. Box 249

Thomasville, AL 36784

Any notice required to be delivered to the Participant under this Agreement shall be in writing and addressed to the Participant at the Participant’s address as shown in the records of the Company. Either party may designate another address in writing (or by such other method approved by the Company) from time to time.

12.Governing Law. This Agreement shall be construed and interpreted in accordance with the internal laws of the State of Delaware without regard to that state’s conflict of law principles.

13.Interpretation. Any dispute regarding the interpretation of this Agreement shall be submitted by the Participant or the Company to the Committee for review. The resolution of such dispute by the Committee shall be final and binding on the Participant and the Company.

14.Options Subject to Plan. This Agreement is subject to the Plan, as approved by the Company’s shareholders. The terms and provisions of the Plan as it may be amended from time to time are hereby incorporated herein by reference. In the event of a conflict between any term or provision contained herein and a term or provision of the Plan, the applicable terms and provisions of the Plan shall govern and prevail.

15.Successors and Assigns. The Company may assign any of its rights under this Agreement. This Agreement shall be binding upon and inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth herein, this Agreement shall be binding upon the Participant and the Participant’s beneficiaries, executors, administrators, representatives and the person(s) to whom the Option may be transferred pursuant to Section 6 of this Agreement or by will or the laws of descent or distribution.

16.Severability. The invalidity or unenforceability of any provision of the Plan or this Agreement shall not affect the validity or enforceability of any other provision of the Plan or this Agreement, and each provision of the Plan and this Agreement shall be severable and enforceable to the extent permitted by law.

17.Discretionary Nature of Plan. The Plan is discretionary and may be amended, cancelled or terminated by the Company at any time, in its discretion; provided, however, that the rights of the Participant under this Agreement shall not be impaired by any such amendment, cancellation or termination of the Plan unless (a) the Company requests the consent of the Participant and (b) the Participant consents in writing. The grant of the Option in this Agreement does not create any contractual right or other right to receive any Options or other Awards in the future. Future Awards, if any, shall be made at the sole discretion of the Company. Any amendment, modification, or termination of the Plan shall not constitute a change or impairment of the terms and conditions of the Participant’s employment with the Company.

18.Amendment. The Committee has the right at any time, and from time to time, to amend, alter, suspend, discontinue or cancel the Option, prospectively or retroactively; provided, however, that no such amendment shall adversely affect the Participant’s material rights under this Agreement without the Participant’s written consent, and any such amendment shall be in accordance with Section 409A of the Code.

19.No Impact on Other Benefits. The value of the Participant’s Option is not part of his or her normal or expected compensation for purposes of calculating any severance, retirement, welfare, insurance or similar employee benefit.

20.Time Periods; Counting. For purposes of this Agreement, any time period specified in terms of days shall be counted from the day following that of the event marking the start of the time period and shall end on the day following the last day of the period specified. When the time period is expressed in months, it shall be counted from date to like date except where a terminal date so fixed exceeds the number of days in a calendar month, in which case, the time period shall end on the last day of the month. When the last day of a time period is a Saturday, Sunday or legal holiday recognized by the Board of Governors of the Federal Reserve System, the time period shall be extended to the first working day of the Company following such day.

21.Headings. The headings in this Agreement are for purposes of convenience only and are not intended to define or limit the construction of the provisions hereof.

22.Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. Counterpart signature pages to this Agreement transmitted by facsimile transmission, by electronic mail in portable document format (.pdf), or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, shall have the same effect as physical delivery of the paper document bearing an original signature.

23.Acceptance. The Participant hereby acknowledges receipt of a copy of the Plan and this Agreement. The Participant has read and understands the terms and provisions thereof, and accepts the Option subject to all of the terms and conditions of the Plan and this Agreement. The Participant acknowledges that there may be adverse tax consequences upon an exercise of the Option or disposition of the underlying shares of Common Stock and that the Participant should consult a tax advisor prior to such exercise or disposition.

24.Section 409A.  The Option is intended to be exempt from or comply with Section 409A of the Code to the extent subject thereto, and, accordingly, to the maximum extent permitted, the Option shall be interpreted and administered to be in compliance therewith.  Any action taken under this Agreement shall be in accordance with Section 409A.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

UNITED SECURITY BANCSHARES, INC.,

a Delaware corporation

By:  ___________________________

Name:

Title:

PARTICIPANT

By:  ___________________________

Name:  _________________________